UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 22, 2007

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road
Calabasas Hills, California 91301
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(818) 871-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 22, 2007, the Compensation Committee and Board of Directors of the Company approved additional compensation to be paid to Max S. Byfuglin and Debby R. Zurzolo in the amount of $20,800 and $22,000 respectively, to cover the estimated personal tax liability and applicable interest due under California Revenue and Taxation Code Section 17501 for misdated stock option grants that were exercised in fiscal 2006, by application of the provisions of Section 409A of the Internal Revenue Code to California taxpayers.

SECTION 8 – OTHER EVENTS

ITEM 8.01    OTHER EVENTS

In a press release dated May 24, 2007, The Cheesecake Factory Incorporated announced that it held its Annual Meeting of Stockholders on May 22, 2007.  Stockholders reelected independent director Thomas Gregory and elected independent director David Klock to the Board of Directors, each for a three-year term and until their successors are elected and qualified.  Stockholders also ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal 2007.

The full text of the press release is attached as Exhibit 99.1 to this report and is herein incorporated by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1                           Press release dated May 24, 2007 entitled, “The Cheesecake Factory Holds Annual Meeting of Stockholders”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2007	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated May 24, 2007 entitled, “The Cheesecake Factory Holds Annual Meeting of Stockholders”